Exhibit 24(a)(8)




                      INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Discovery Fund:


We consent to the use of our report dated October 20, 1995 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.




/s/ KPMG Peat Marwick
-------------------------
KPMG Peat Marwick LLP


Denver, Colorado
January 26, 1996